Exhibit 99.1

Contact:

Jennifer Chelune

Investor Relations Manager

(734) 997-4910

jennifer.chelune@proquest.com

PROQUEST ANNOUNCES AGREEMENT UNDER WHICH

CAMBRIDGE INFORMATION GROUP WILL ACQUIRE

ITS INFORMATION AND LEARNING SEGMENT

ANN ARBOR, Mich., December 15, 2006 – ProQuest Company (NYSE:PQE), a publisher of information and education solutions, today reported that ProQuest Company (the “Company”) and its subsidiary, ProQuest Information and Learning Company, have signed a definitive agreement with Cambridge Information Group (CIG) providing for the acquisition of the ProQuest Information and Learning segment for approximately $222 million.

ProQuest Company intends to issue a separate press release to provide an update on the ongoing restatement of its financials for fiscal years 1999-2004 and the first three quarters of 2005, anticipated results for fiscal 2005 and the first nine months of 2006, its fiscal 2006 outlook, the expected tax impact of the sale of its Business Solutions and Information and Learning segments, information on certain of its liabilities, and other matters.

Under the agreement, CIG will combine its Bethesda, Maryland-based CSA subsidiary with Ann Arbor, Michigan-based ProQuest Information and Learning to create a new, privately held independent company. The new company plans to continue operations in both locations.

Alan Aldworth, ProQuest Company’s chairman and chief executive officer, said, “This transaction is a positive event for Information and Learning, as well as for ProQuest Company and its shareholders. Information and Learning and CSA are both highly respected providers in the market for higher education and public library resources.

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Combined with a strong privately held company in the same field, Information and Learning will be well positioned to focus on long-term growth and investment opportunities.”

Andrew M. Snyder, president of CIG, said, “Combining ProQuest’s unparalleled collections with CSA’s own rich content builds upon our mission of delivering an exceptional research service. We will create a new company that will leverage deep content sets with a history of innovative product development to bring the community of libraries, researchers, faculty and students one of the most extensive electronic resources available.”

After the transaction closes, Martin Kahn will serve as CEO of the new company and will relocate to Ann Arbor, Michigan. Matt Dunie, current president of CSA will serve as president of the new company.

David “Skip” Prichard, president ProQuest Information and Learning, will continue to lead the business actively until the transaction closes. Subsequently, Skip will be a key contributor to the transition process. After the transition is successfully under way, Skip plans to pursue new career opportunities consistent with his interests and leadership experience.

Aldworth emphasized, “Skip and the Information and Learning team have done an excellent job of sustaining customer loyalty, launching new products and reducing costs. All of us at ProQuest Company are appreciative of their accomplishments. The focus at Voyager and our other ProQuest Education businesses, ExploreLearning and Learning Page, continues to be providing outstanding service to our customers, developing our product lines, and carrying out our mission of enabling children to succeed.”

The transaction with CIG is subject to customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976. The transaction is expected to close after receiving regulatory approvals and is also subject to financing conditions.

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About ProQuest Company

ProQuest Company (PQE: NYSE) is based in Ann Arbor, Michigan, and is a publisher of information and education solutions. We provide products and services to our customers through two business segments: ProQuest Education and ProQuest Information and Learning. Our Education segment, which includes the Voyager Expanded Learning business, serves the K-12 market. It is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States. ProQuest Information and Learning serves the higher education and public library markets, and is a world leader in collecting, organizing, and publishing high-quality research resources for researchers, faculty, and students in libraries and schools. It is widely known for its strengths in business and economics; general reference; genealogy; humanities; social sciences; and scientific, technical and medical (STM) content. Information and Learning develops products comprising periodicals, newspapers, dissertations, out-of-print books, and other scholarly information from more than 9,000 publishers worldwide.

About ProQuest Information and Learning

ProQuest Information and Learning is a world leader in collecting, organizing, and publishing information for researchers, faculty, and students in libraries and schools. It is widely known for its strength in business and economics, general reference, genealogy, humanities, social sciences, and STM content. The company develops premium databases comprising periodicals, newspapers, dissertations, out-of-print books, and other scholarly information from more than 9,000 publishers worldwide. Users access the information through the ProQuest® Web-based online information system, Chadwyck-Healey® electronic and microform resources, UMI® microform and print reference products, eLibrary® and SIRS® educational resources, and Serials Solutions e-resource access and management solutions. ProQuest® Smart Search was named “Best Specialist Search Product” by the International Information Industry Awards in late 2005. For more information about ProQuest Information and Learning, visit www.il.proquest.com.

About Cambridge Information Group

Cambridge Information Group (CIG) is a privately owned group of information services companies and educational institutions located around the world. CIG’s operating companies include: CSA, R.R. Bowker, RefWorks and the Sotheby’s Institute of Art. CIG is also the largest shareholder of Navtech, Inc. (“NASDAQ:NAVH.OB”).

About CSA

CSA has been an innovator and leader in publishing and distributing quality abstracts and indexes for more than 30 years. A worldwide information company, CSA’s products serve as a guide to researchers, faculty, librarians and students enabling discovery and aiding the identification, management and organization of quality information. CSA specializes in publishing and distributing, in print and electronically, over 100 bibliographic and full-text databases and journals in four primary editorial areas: natural sciences, social sciences, arts & humanities and technology. CSA is headquartered in Bethesda, Maryland and has offices throughout the U.S., Canada, Latin America, Australia, Hong Kong, Japan, Europe and the United Kingdom. Researchers in more than 4,000 institutions worldwide use CSA information resources and CSA’s print journals are used in more than 80 countries. For more information about CSA, visit www.csa.com.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, the results of our pending restatement process, or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

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These risks and other factors you should specifically consider include, but are not limited to the company’s ability to successfully conclude the review and restatement of its financial results, the discovery of additional restatement items, the ability to renegotiate the terms of its revolving credit agreement and senior notes in connection with defaults under such debt due to any potential restatement if further defaults occur, ability to support its current debt level, the company’s ability to refinance its outstanding debt and working capital needs, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, the ability to successfully integrate acquisitions, the ability to consummate the ProQuest Information and Learning segment transaction, including the risk that the buyer might not obtain financing, demand for ProQuest’s products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest’s business including K-12 and higher education, the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the company’s ability to obtain financing, global economic conditions, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” “priorities,” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The company undertakes no obligation to update any of these statements.

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